As filed with the Securities and Exchange Commission on September 9, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________________________
VONAGE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)
_______________________________________

Delaware	11-3547680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
23 Main Street Holmdel, New Jersey	07733
(Address of Principal Executive Offices)	(Zip Code)
Amended and Restated 2015 Equity Incentive Plan
(Full title of the Plan)
Randy K. Rutherford
Chief Legal Officer
Vonage Holdings Corp.
23 Main Street
Holmdel, New Jersey 07733
(Name and address of agent for service)
(732) 528-2600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	21,000,000(1)	$12.83	$269,430,000.00	$32,654.92

1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

2)
Estimated solely for purposes of computing the registration fee pursuant to Rules 457(c) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on September 6, 2019 as quoted on the New York Stock Exchange, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

Vonage Holdings Corp. (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering the offer and sale of 21,000,000 shares of common stock of the Registrant under the Securities Act. The shares registered hereby will be issued pursuant to the Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”).

The class of securities are the same class as the securities issued under the 2015 Plan that were registered on the Registrant’s prior registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on June 25, 2015 (File No. 333-205224) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2015 Plan as required by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.

The following documents previously filed with the SEC are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 27, 2019, as amended.

(b)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K that are deemed furnished and not filed), since the end of the fiscal year covered by the annual report referred to in (a) above, including the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended on March 31, 2019, filed on May 8, 2019 and the quarter ended June 30, 2019, filed on August 6, 2019.

(c)
The description of the Registrant’s Common Stock set forth in Item 1 of the Registrant’s Registration Statement on Form 8-A, filed by the Registrant with the Commission on May 19, 2006 (Registration No. 001-32887), including any amendment or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment (which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated by reference into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 5.      Interests of Named Experts and Counsel.
Randy K. Rutherford, providing the opinion of counsel in connection with this Registration Statement, is the Registrant’s Chief Legal Officer and participates in the Registrant’s employee compensation programs.

Item 8.     Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation, effective June 13, 2018 (incorporated by reference to Vonage Holdings Corp.’s Current Report on Form 8-K (File No. 001-32887) filed on June 14, 2018).
4.2
Amended and Restated By-laws of Vonage Holdings Corp., effective June 13, 2018 (incorporated by reference to Vonage Holdings Corp.’s Current Report on Form 8-K (File No. 001-32887) filed on June 14, 2018).

4.3
Form of Certificate of Vonage Holdings Corp. Common Stock (previously filed as Exhibit 4.1 to Amendment No. 5 to Vonage Holdings Corp.’s Registration Statement on Form S-1 (Registration No. 333-131659) filed with the Commission on May 8, 2006, and incorporated herein by reference).

4.4
Tax Benefits Preservation Plan, dated as of June 7, 2012, by and between Vonage Holdings Corp. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including as Exhibit A the form of Certificate of Designation of the Company’s Series A Participating Preferred Stock and as Exhibit B the forms of Right Certificate and of Election to Purchase (filed with the SEC on June 8, 2012 as Exhibit 4.1 to Vonage Holding Corp.’s Current Report on Form 8-K (File No. 001-32887), and incorporated herein by reference).

5.1*	Opinion of Chief Legal Officer
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of BDO USA, LLP, independent registered public accounting firm
23.3	Consent of Chief Legal Officer (included in the opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page of this Registration Statement)
* Filed herewith.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Holmdel, State of New Jersey, on September 9, 2019.

VONAGE HOLDINGS CORP.

By /s/ David T. Pearson
David T. Pearson
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randy Rutherford and Reid Powell, signing singly, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with the Registrant indicated, on the dates indicated.

Signature	Title	Date
/s/ Alan Masarek		September 9, 2019
Alan Masarek	Director, Chief Executive Officer (principal executive officer)
/s/ David T. Pearson		September 9, 2019
David T. Pearson	Chief Financial Officer (principal financial officer)
/s/ David Levi		September 9, 2019
David Levi	Senior Vice President and Controller (principal accounting officer)
/s/ Jeffrey A. Citron		September 9, 2019
Jeffrey A. Citron	Director, Chairman
/s/ Hamid Akhavan		September 9, 2019
Hamid Akhavan	Director
/s/ Naveen Chopra		September 9, 2019
Naveen Chopra	Director
/s/ Stephen Fisher		September 9, 2019
Stephen Fisher	Director
/s/ Carolyn Katz		September 9, 2019
Carolyn Katz	Director
/s/ Michael McConnell		September 9, 2019
Michael McConnell	Director
/s/ John J. Roberts		September 9, 2019
John J. Roberts	Director
/s/ Gary Steele		September 9, 2019
Gary Steele	Director